UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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AVERY DENNISON CORPORATION

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Proxy Season Stockholder Engagement Spring 2017

Overview of Our Business Label and Graphic Materials Retail Branding and Information Solutions Industrial and Healthcare Materials Largest global provider of self-adhesive materials for packaged goods and variable information labeling Leading provider of graphics and reflective solutions $4.2B 2016 Sales 5.5% Organic Sales Change Largest global provider of tickets, tags and labels, sustainable packaging and other solutions for branding and information management purposes primarily for the apparel industry $1.4B 2016 Sales 3.5% Organic Sales Change Leading provider of tapes, fasteners and medical pressure-sensitive adhesive based materials and products $454M 2016 Sales (7.5)% Organic Sales Change

Drive outsized growth in high value product categories (organically and through acquisitions) to improve our portfolio mix over time Grow profitably in our base business Continue our relentless focus on productivity to further increase our competitiveness and expand margins Deploy capital effectively in terms of both our investment decisions (in internal growth and through acquisitions) and stockholder distributions (dividends and share repurchases) Our Strategy Create superior long-term, sustainable value for our customers, employees and stockholders and improve the communities in which we operate

Organic Sales Growth Adjusted(2) EPS Growth Return on Total Capital (ROTC) 4% - 5% CAGR(1) 12% - 15%+ CAGR(1) 16%+ in 2018 4% 3-Year CAGR 14% 3-Year CAGR 17% in 2016 2014 - 2018 TARGETS 2014 - 2016 RESULTS In May 2014, we announced long-term financial targets through 2018. Based on our results for the first three years of this five-year period, we are on track to deliver our 2018 commitments to investors. On track to deliver 2018 financial targets We Are Delivering on Our Long-Term Financial Targets (1) Reflects five-year compound annual growth rates, with 2013 as the base period (2) Excluding restructuring charges and other items In March 2017, we announced new long-term goals for 2021, targeting continued solid organic sales growth and double-digit growth in earnings per share annually.

Disciplined Capital Allocation We have invested in our businesses to support organic growth and pursued targeted acquisitions that support our strategy of increasing our exposure to high value product categories Over the last five years, we have allocated nearly $2 billion to dividends and share repurchases 2012 2013 2014 2015 2016 3-Year TSR 5-Year TSR AVY 26.2% 47.5% 6.2% 23.8% 14.6% 50.6% 180.2% S&P 500 16.0% 32.4% 13.7% 1.4% 12.0% 29.0% 98.2% S&P Indus. and Mats.* (median) 19.8% 41.0% 11.7% (6.0)% 18.4% 27.1% 108.1% Stockholder Value Creation Our Total Stockholder Return (TSR) over the most recent three- and five-year periods substantially outperformed the S&P 500® and the S&P 500 Industrials and Materials subsets We Have a Strong Track Record of Stockholder Value Creation ~$2B from 2012 to 2016 * Based on companies in subsets as of December 31, 2016 $110.4 $112.0 $125.1 $133.1 $142.5 $235.2 $283.5 $355.5 $232.3 $262.4 2012 2013 2014 2015 2016 ($ millions) Annual Dividends Share Repurchases

Sustainability is a Core Value of Our Company We have since set more ambitious goals to achieve by 2025, including a diversity commitment to increase the representation of women at the manager level and above to at least 40%. We believe our new goals will further transform our company and the industries and customers we serve. We substantially achieved, and in some cases exceeded, our 2015 sustainability goals Vision 2015 Goal Results Industry Leadership in Sustainable Solutions Create market-leading sustainable materials and solutions Several sustainable solutions developed Responsibly-sourced Materials Ensure that our strategic suppliers achieve a preferred environmental performance rating Achieved Reduced Carbon Footprint Reduce greenhouse gas emissions indexed to net sales by 15% from 2005 levels Substantially achieved Zero Waste to Landfill Reduce manufacturing waste sent to landfill to 15% of total waste generated Exceeded Safe and Fair Labor Practices Achieve a world-class safety incident rate of 0.40 Report on social compliance performance of key suppliers Exceeded Achieved Investment in Our Global Communities Triple our community investment in emerging markets, directing at least 20% of our corporate social responsibility funding to education and sustainability projects Achieved

Qualification Value to Our Board and Stockholders # (%) of Directors Global Exposure Gives us insight into the geographic markets in which we operate, helping us remain competitive in mature markets and gain share in faster-growing emerging markets 11 (100%) Senior Leadership Experience Provides us valuable perspectives from leaders with hands-on executive management experience to help us assess our operations, execute our strategies, mitigate related risks, and improve our policies and procedures 10 (91%) Board Experience Helps reinforce management accountability for maximizing long-term stockholder value and promote corporate governance and executive compensation best practices 10 (91%) Industry Background Allows us to better understand the needs of our customers in developing our business strategies, as well as evaluate acquisition opportunities 8 (73%) Financial Sophistication Provides insights on managing our capital structure, optimizing stockholder distributions, undertaking significant transactions, and ensuring proper accounting, financial reporting and internal controls 4 (36%) Our Directors Have Diverse Skills and Backgrounds Diverse Perspectives 3 New Directors in Last 4 Years Andres Lopez Director since February 2017 Brings senior leadership experience, industry background, global exposure, and board experience Martha Sullivan Director since February 2013 Brings senior leadership experience, global exposure, and board experience Mitchell Butier Director since April 2016 Brings senior leadership experience, industry background, global exposure, and financial sophistication Non - White 18% Female 18% Male 82%

Annually elected directors Majority voting in uncontested director elections Substantial majority (82%) of directors are independent Robust Lead Independent Director role Majority vote standard to amend charter/bylaws and approve mergers Mandatory director retirement policy and other policies that facilitate Board refreshment and director succession planning Annual Board and Committee performance evaluations Robust succession planning practices, including a review of future leaders by the Compensation Committee and/or full Board at least annually Regular executive sessions of independent directors Stockholder engagement is an integral part of our Board’s review of our governance and compensation practices and stockholder feedback has meaningfully influenced our programs over time We maintain a robust stockholder engagement program during which we proactively reach out to our largest investors to discuss strategy, compensation and governance matters Performance-based compensation – 84% of our CEO’s and 71% of the average of our other NEOs’* 2016 target total direct compensation (TDC) was tied to performance Emphasize long-term performance – 64% of our CEO’s 2016 target TDC was equity-based and tied to creating long-term stockholder value Annual Incentive Plan (AIP) awards capped at 200%; individual modifiers for CEO and NEOs reporting to him generally capped at 100% Rigorous stock ownership requirements (6x salary for CEO; 3x salary for NEOs reporting to CEO) Double-trigger change of control equity vesting Prohibitions on hedging and pledging AVY stock Clawback policy No employment agreements with NEOs No gross-ups on change of control severance benefits Best Practices in Corporate Governance Best Practices in Compensation Governance Engagement Informs Strong Governance & Compensation Profiles * Excludes Mr. Scarborough in his role as Executive Chairman because his 2016 TDC was substantially different than that of our other NEOs

Performance-Based Compensation 84% of CEO’s target total direct compensation was performance based * Total Stockholder Return (TSR) measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof), expressed as a percentage. Relative TSR compares our TSR to the TSR of companies in a peer group satisfying objective criteria for industry classification and revenue size, the names of which are disclosed on page 48 of our proxy statement. Economic Value Added (EVA) is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from our after-tax operating profit. 2016 CEO Compensation Structure Overview Annual Incentive Plan Award 100% performance based Performance objectives: Financial Performance Adjusted EPS (60%) Adjusted Sales Growth (20%) Free Cash Flow (20%) Individual Performance Based on achievement against predetermined and objectively measurable strategic objectives Individual modifier capped at 100% Long-Term Equity Incentive Award (50%) 100% performance-based Average vesting period of 2.5 years Performance objective: Absolute TSR Long-Term Equity Incentive Award (50%) 100% performance-based Three-year cliff vesting Performance objectives: 3-Year Cumulative EVA* 3-Year Relative TSR* Salary Targeted at market median Salary 16% AIP 20% PUs 32% MSUs 32%

Appendix

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity. Definitions and limitations associated with these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures are provided in this Appendix Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains and losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use the following non-GAAP financial measures in this presentation: Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. We believe that organic sales change assists investors in evaluating the sales growth from the ongoing activities of our businesses and provides greater ability to evaluate our results from period to period. Adjusted earnings per share (EPS) refers to reported income from continuing operations per common share, assuming dilution, tax-effected at the full year tax rate, and adjusted for tax-effected restructuring charges and other items. We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors. Return on total capital (ROTC) refers to income from continuing operations excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. We believe that return on total capital assists investors in understanding our ability to generate returns from our capital.

Reconciliation of Non-GAAP Financial Measures to GAAP (1) Totals may not sum due to rounding and other factors ORGANIC SALES CHANGE BY SEGMENT ($ in millions) Label and Graphic Materials 2015 2016 Net sales $4,032.1 $4,187.3 Reported sales change (6.2)% 3.8% Foreign currency translation 10.2% 3.0% Extra week impact ~1.2% Acquisitions/divestiture (1.4)% Organic sales change (non-GAAP)(1) 5.5% Retail Branding & Information Solutions 2015 2016 Net sales $1,443.4 $1,445.4 Reported sales change (4.8)% 0.1% Foreign currency translation 3.9% 1.8% Extra week impact ~1.2% Acquisitions/divestiture 2.4% 1.6% Organic sales change (non-GAAP)(1) 3.5% Industrial and Healthcare Materials 2015 2016 Net sales $491.4 $453.8 Reported sales change (4.7)% (7.7)% Foreign currency translation 8.7% 1.7% Extra week impact ~1.2% Acquisitions/divestiture (1.6)% Organic sales change (non-GAAP)(1) (7.5)%

Reconciliation of Non-GAAP Financial Measures to GAAP

ORGANIC SALES CHANGE

($ in millions)	2013	2014	2015	2016	3-YR CAGR[1]
Net sales	$6,140.0	$6,330.3	$5,966.9	$6,086.5	
Reported sales change		3.1%	(5.7)%	2.0%	
Foreign currency translation		1.1%	8.6%	2.6%	
Extra week impact		~(1.2)%	~1.2%		
Acquisitions/divestiture			0.6%	(0.7)%	
Organic sales change (non-GAAP)[2]		**3.1%**	**4.6%**	**3.9%**	**3.9%**

[1] Compound Annual Growth Rate
[2] Totals may not sum due to rounding and other factors

ADJUSTED EARNINGS PER SHARE (EPS)

	2013	2014	2015	2016	3-YR CAGR[1]	2016 Growth
As reported net income per common share from continuing operations, assuming dilution	$2.41	$2.58	$2.95	$3.54		
Adjustments[2]	$0.03	$0.04	—	—		
Previously reported net income per common share from continuing operations, assuming dilution	$2.44	$2.62	$2.95	$3.54		20.0%
Non-GAAP adjustments per common share, net of tax:						
Restructuring charges and other items	$0.24	$0.49	$0.49	$0.48		
Adjusted net income per common share from continuing operations, assuming dilution (non-GAAP)	**$2.68**	**$3.11**	**$3.44**	**$4.02**	**14.5%**	**16.9%**

[1] Compound Annual Growth Rate
[2] GAAP adjustments reflect the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact on the non-GAAP amounts.

RETURN ON TOTAL CAPITAL (ROTC)

($ in millions)	2015	2016
As reported net income from continuing operations		$320.7
Interest expense, net of tax benefit		40.3
Effective tax rate		32.8%
Income from continuing operations, excluding expense and tax benefit of debt and capital lease financing (non-GAAP)		$361.0
Total debt	$1,058.9	$1,292.5
Shareholders' equity	$965.7	$925.5
Return on Total Capital (ROTC) (non-GAAP)		**17.0%**

13 | Proxy Season Stockholder Engagement Spring 2017
AVERY DENNISON

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